Exhibit 99.3

Notice of Guaranteed Delivery

for

Tender of American Depositary Shares

of

CENTERPULSE LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

10:00 A.M., NEW YORK CITY TIME, ON TUESDAY,  JUNE 24, 2003

UNLESS THE OFFER IS EXTENDED

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if American Depositary Shares (“ADSs”) of Centerpulse Ltd., a public company incorporated under the laws of Switzerland (“Centerpulse”), or the certificates evidencing such Centerpulse ADSs, are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York, as US exchange agent for the Offer, on or prior to the expiration date of the Offer. Such form may be delivered by hand, facsimile transmission or mail to the US exchange agent. See the section entitled “The EXCHANGE OFFER” of the Preliminary Prospectus/Offer to Exchange, dated April 25, 2003 (the “Prospectus”).

US Exchange Agent for the Offer:

The Bank of New York

By Registered or Certified Mail: The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	For Notice of Guaranteed Delivery By Facsimile Transmission: (For Eligible Institutions Only) (212) 815-6433 To Confirm Facsimile Transmission Only: (212) 815-6212	By Hand or Overnight Courier: The Bank of New York Tender & Exchange Department 101 Barclay Street, 11-W Receive and Deliver Window Street Level New York, NY 10286

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE US EXCHANGE AGENT.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible institution” (as defined in the Prospectus) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The eligible institution that completes this form must communicate the guarantee to the US exchange agent and must deliver the Letter of Transmittal or an agent’s message and Centerpulse ADSs to the US exchange agent within the time period shown herein. Failure to do so could result in a financial loss to such eligible institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Smith & Nephew Group plc, a public limited company incorporated and registered under the laws of England and Wales, upon the terms and subject to the conditions set forth in the Prospectus, and the related Letter of Transmittal (which, together with any amendment or supplement thereto, collectively constitute the “Offer”), the Centerpulse ADSs set forth below, pursuant to the guaranteed delivery procedure set forth in the Prospectus.

Number of Centerpulse American Depositary Shares:

Certificate No(s). (if available):	Name(s) of Record Holder(s):

(Please Print)

If securities will be tendered by book-entry transfer at	Address(es):
The Depository Trust Company, please provide: Account No.:

Dated:	(Zip Code) Area Code and Telephone No(s).:

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, guarantees the delivery to the US exchange agent of the Centerpulse ADSs tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an agent’s message (as defined in the Prospectus) in the case of a book-entry delivery of Centerpulse ADSs, all within three trading days of the date hereof. A “trading day” is any day on which the New York Stock Exchange is open for business.

(Name of Firm)	(Title)

(Authorized Signature)	(Please Print or Type Name)

(Address)	(Area Code and Telephone No.)

(Zip Code)	(Date)

DO NOT SEND CERTIFICATES REPRESENTING AMERICAN DEPOSITARY SHARES WITH THIS FORM – SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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